Exhibit 99.2
CARVE-OUT FINANCIAL STATEMENTS OF
ONEBEACON INSURANCE GROUP, LTD.’S
TRADITIONAL PERSONAL LINES BUSINESS
(A CARVE-OUT OF ONEBEACON INSURANCE GROUP, LTD.)
Financial Statements
For the Period Ended June 30, 2010

CARVE-OUT FINANCIAL STATEMENTS OF
ONEBEACON INSURANCE GROUP, LTD.’S TRADITIONAL PERSONAL LINES BUSINESS
(A CARVE-OUT OF ONEBEACON INSURANCE GROUP, LTD.)
INDEX TO CARVE-OUT FINANCIAL STATEMENTS

Pages
Carve-out Financial Statements (Unaudited)
Carve-Out Balance Sheets:
As of June 30, 2010 and December 31, 2009	2
Carve-Out Statements of Operations:
Six months ended June 30, 2010 and 2009	3
Carve-Out Statements of Changes in Equity:
Six months ended June 30, 2010 and 2009	4
Carve-Out Statements of Cash Flows:
Six months ended June 30, 2010 and 2009	5
Notes to Carve-Out Financial Statements	6

CARVE-OUT FINANCIAL STATEMENTS OF
ONEBEACON INSURANCE GROUP, LTD.’S TRADITIONAL PERSONAL LINES BUSINESS
CARVE-OUT BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(Unaudited)
	($ in millions)
Assets
Fixed maturity investments, at fair value (amortized cost $4.6 and $302.4)	$4.7	$312.2
Short-term investments, at amortized cost (which approximates fair value)	309.6	32.7
Allocated investment asset	322.5	357.5
Cash	9.1	2.8
Reinsurance recoverable on unpaid losses	35.6	33.0
Reinsurance recoverable on paid losses	5.6	2.3
Premiums receivable	105.1	115.5
Deferred acquisition costs	41.7	45.1
Net deferred tax asset	1.9	1.0
Investment income accrued	—	2.7
Ceded unearned premiums	27.4	30.3
Other assets	0.1	6.8

Total assets	$863.3	$941.9

Liabilities
Loss and LAE reserves	$346.2	$351.6
Unearned premiums	235.9	255.7
Other liabilities	34.8	56.8

Total liabilities	616.9	664.1
Equity
Net investment in OB Personal Lines	246.4	277.8

Total liabilities and equity	$863.3	$941.9

See Notes to Carve-Out Financial Statements

CARVE-OUT FINANCIAL STATEMENTS OF
ONEBEACON INSURANCE GROUP, LTD.’S TRADITIONAL PERSONAL LINES BUSINESS
CARVE-OUT STATEMENTS OF OPERATIONS
(Unaudited)

	Six months ended June 30,
	2010	2009
	($ in millions)
Revenues
Earned premiums	$200.9	$241.0
Net investment income	2.3	5.7
Net realized and unrealized investment gains	2.5	8.2
Allocated investment income	7.0	21.5

Total revenues	212.7	276.4

Expenses
Loss and LAE	151.9	162.7
Policy acquisition expenses	36.1	41.1
Other underwriting expenses	31.1	29.4
General and administrative expenses	0.6	1.0

Total expenses	219.7	234.2

Pre-tax (loss) income	(7.0)	42.2
Income tax expense	(3.8)	(12.1)

Net (loss) income	$(10.8)	$30.1

See Notes to Carve-Out Financial Statements.

CARVE-OUT FINANCIAL STATEMENTS OF
ONEBEACON INSURANCE GROUP, LTD.’S TRADITIONAL PERSONAL LINES BUSINESS
CARVE-OUT STATEMENTS OF CHANGES IN EQUITY
(Unaudited)

Net
Investment in
OB Personal
Lines
($ in millions)
Balance at January 1, 2010	$277.8
Net loss	(10.8)
Dividends	(4.7)
Other net distributions to OneBeacon	(15.9)

Balance at June 30, 2010	$246.4

Net
Investment in
OB Personal
Lines
($ in millions)
Balance at January 1, 2009	$308.2
Net income	30.1
Other net distributions to OneBeacon	(46.3)

Balance at June 30, 2009	$292.0

See Notes to Carve-Out Financial Statements.

CARVE-OUT FINANCIAL STATEMENTS OF
ONEBEACON INSURANCE GROUP, LTD.’S TRADITIONAL PERSONAL LINES BUSINESS
CARVE-OUT STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2010	2009
	($ in millions)
Cash flows from operations:
Net (loss) income	$(10.8)	$30.1
Charges (credits) to reconcile net (loss) income to cash flows (used for) provided from operations:
Net realized and unrealized investment gains	(2.5)	(8.2)
Deferred income tax (benefit) expense	(0.8)	1.3
Other operating items:
Net change in loss and LAE reserves	(5.4)	(1.1)
Net change in unearned premiums	(19.8)	(5.0)
Net change in ceded unearned premiums	2.9	(19.1)
Net change in premiums receivable	10.4	(4.8)
Net change in reinsurance recoverable on paid and unpaid losses	(5.9)	(2.1)
Net change in other assets and liabilities	(9.1)	32.7

Net cash (used for) provided from operations	(41.0)	23.8

Cash flows from investing activities:
Net maturities, purchases and sales of short-term investments	(276.8)	(0.9)
Maturities of fixed maturity investments	19.8	12.1
Sales of fixed maturity investments	328.2	102.1
Purchases of fixed maturity investments	(38.2)	(140.5)
Net change in allocated investment asset	34.9	52.1

Net cash provided from investing activities	67.9	24.9

Cash flows from financing activities:
Cash dividends paid to OneBeacon	(4.7)	—
Other net distributions to OneBeacon	(15.9)	(46.3)

Net cash used for financing activities	(20.6)	(46.3)

Net increase in cash during period	6.3	2.4
Cash balance at beginning of period	2.8	6.9

Cash balance at end of period	$9.1	$9.3

See Notes to Carve-Out Financial Statements.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS
NOTE 1. Nature of Operations and Summary of Significant Accounting Policies
     The accompanying carve-out financial statements include the historical accounts of the Traditional Personal Lines business (“OB Personal Lines”) of OneBeacon Insurance Group, Ltd. (“OB Ltd.”) and its subsidiaries (collectively, “OneBeacon”), the sale of which to Tower Group, Inc. (“Tower”), as described below, was completed on July 1, 2010, and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). OB Ltd. is an exempted Bermuda limited liability company. As of June 30, 2010, White Mountains Insurance Group, Ltd. (“White Mountains”), an insurance holding company domiciled in Bermuda, indirectly owned 75.7% of OB Ltd.’s common shares.
     On February 2, 2010, OB Ltd. and certain of its subsidiaries entered into a definitive agreement to sell OB Personal Lines to Tower (the “PL Transaction”). As described in Note 10, the PL Transaction was completed on July 1, 2010. Regulatory approvals for the PL Transaction were received during June 2010. The PL Transaction includes the execution of various reinsurance agreements.
     OB Personal Lines provides a comprehensive suite of personal insurance products sold through select independent agents with a focus on eight Northeastern states. The personal lines products include automobile, homeowners and package. OB Personal Lines also includes management services provided to reciprocal insurance exchanges (“reciprocals”) and the inclusion of the reciprocals as described below and in Note 8.
     OB Personal Lines includes two insurance companies, York Insurance Company of Maine (“York”) and Massachusetts Homeland Insurance Company (“MHIC”), through which the majority of the personal lines business is written on a direct basis, and two attorneys-in-fact, Adirondack AIF, LLC (“AAIF”) and New Jersey Skylands Management LLC (“NJSM”), which provide management services for a fee to the reciprocals that write the personal lines business in New York and New Jersey, respectively, Adirondack Insurance Exchange (“AIE”) and New Jersey Skylands Insurance Association (“NJSIA”), and NJSIA’s wholly-owned subsidiary New Jersey Skylands Insurance Company (together ‘New Jersey Skylands Insurance”).
     Reciprocals are policyholder-owned insurance carriers organized as unincorporated associations. Each policyholder insured by the reciprocal shares risk with the other policyholders. Policyholders share profits and losses in the same proportion as the amount of insurance purchased but are not subject to assessment for net losses of the reciprocal.
     OneBeacon capitalized NJSIA and AIE by loaning funds to them in exchange for surplus notes. New Jersey Skylands Insurance was capitalized with a $31.3 million surplus note issued to The Camden Fire Insurance Association (“CFIA”), a subsidiary within OneBeacon, in 2002. CFIA also loaned $0.2 million to New Jersey Skylands Insurance in the form of a security deposit. New Jersey Skylands Insurance began writing personal automobile coverage for new customers in August 2002. In 2008, New Jersey Skylands Insurance began writing homeowners business. AIE was capitalized with a $70.7 million surplus note issued to Homeland Insurance Company of New York (“HONY”), a subsidiary within OneBeacon, in May 2006. AIE began writing personal automobile and homeowners business in August 2006. Principal and interest on the surplus notes are repayable to OneBeacon only with regulatory approval. The obligation to repay principal on the notes is subordinated to all other liabilities including obligations to policyholders and claimants for benefits under insurance policies. The surplus notes issued by NJSIA and AIE will be transferred to Tower as part of the PL Transaction.
Basis of presentation
     All significant intercompany transactions have been eliminated. These interim financial statements include all adjustments, consisting of a normal recurring nature, considered necessary by management to fairly present the financial position, results of operations and cash flows of OB Personal Lines. These interim financial statements may not be indicative of financial results for the full year and should be read in conjunction with OB Personal Lines’ 2009 annual audited financial statements. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Refer to OB Personal Lines’ 2009 annual audited carve-out financial statements for a complete discussion regarding OB Personal Lines’ significant accounting policies.
     OB Personal Lines is an integrated business of OneBeacon that has operated within the personal lines underwriting unit and not a stand-alone entity. The carve-out financial statements of OB Personal Lines reflect the historical assets, liabilities, revenues and expenses directly attributable to OB Personal Lines, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in equity and cash flows of OB Personal Lines on a stand-alone basis. The allocation methodologies are consistent with those described in the 2009 annual audited financial statements. The financial information included herein may not necessarily reflect the financial position, results of operations, changes in equity and cash flows of the OB Personal Lines in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

Recently Adopted Changes in Accounting Principles
Transfers of Financial Assets and Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities
     On January 1, 2010, OB Personal Lines adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2009-16 and ASU 2009-17, codified within Accounting Standards Codification (“ASC”) 860 and ASC 810, respectively. Under ASC 860, the concept of a qualifying special-purpose entity (“QSPE”) has been eliminated and accordingly, any existing QSPE must be evaluated for consolidation upon adoption. The appropriateness of derecognition is evaluated based on whether or not the transferor has surrendered control of the transferred assets. The evaluation must consider any continuing involvement by the transferor. OB Personal Lines does not have any entities that were considered a QSPE under guidance prior to ASC 860. ASC 810 clarifies the application of consolidation accounting for entities for which the controlling financial interest might not be solely identified through voting rights. The guidance under ASC 810 still requires a reporting entity to perform an analysis to determine if its variable interests give it a controlling financial interest in a variable interest entity (“VIE”). The analysis required identifies the primary beneficiary of a VIE as the entity having both of the following:
•	The power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance; and

•	The obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE.
     In addition, a reporting entity must assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining if it has the power to direct the activities of the VIE that most significantly affect the entity’s economic performance. The concept of a reconsideration event is retained and an ongoing reassessment of whether a reporting entity is the primary beneficiary of a VIE is required. Specifically, the list of reconsideration events includes a change in facts and circumstances where the holders of an equity investment at risk as a group lose the power from voting or similar rights to direct the activities of the entity that most significantly affect the entity’s economic performance. In addition, a troubled debt-restructuring is now defined as a reconsideration event. Both statements expand required disclosures and are effective as of the beginning of the first annual reporting period that begins after November 15, 2009. The adoption of ASC 860 and ASC 810 had no material impact on OB Personal Lines’ financial position or results of operations.
Improving Disclosures about Fair Value Measurements
     On January 1, 2010, OB Personal Lines adopted ASU 2010-06, codified within ASC 820. ASU 2010-06 requires new disclosures and clarifies existing disclosure requirements for fair value measurements. ASU 2010-06 requires disclosure of the amounts and nature of the transfers in and out of Level 1 and Level 2 measurements. The ASU also requires a gross presentation of activity within the Level 3 rollforward, presenting separately information about purchases, sales, issuances and settlements. In addition, fair value measurements by Level will now be presented on a more disaggregated basis, by asset or liability class. The ASU also requires more detailed disclosures about inputs and valuation techniques for Level 2 and Level 3 measurements for interim and annual reporting periods. The ASU is effective for the first interim or annual reporting period beginning after December 15, 2009, except for the gross presentation of the Level 3 rollforward, which is required for annual reporting periods beginning after December 15, 2010 and for interim reporting periods within those years. The adoption of ASU 2010-06 had no material impact on OB Personal Lines’ financial position or results of operations. See Note 4 for required disclosures.

NOTE 2. Reserves for Unpaid Loss and LAE
     The following table summarizes the loss and LAE reserve activities of OB Personal Lines for the six months ended June 30, 2010 and 2009:

	Six months ended
	June 30,
	2010	2009
	($ in millions)
Gross beginning balance	$351.6	$362.1
Less beginning reinsurance recoverable on unpaid losses	33.0	28.3

Net loss and LAE reserves	318.6	333.8

Net loss and LAE incurred relating to:
Current year losses	155.8	152.9
Prior year losses	(3.9)	9.8

Total net incurred loss and LAE	151.9	162.7

Net loss and LAE paid relating to:
Current year losses	(82.5)	(78.5)
Prior year losses	(77.4)	(87.2)

Total net loss and LAE payments	(159.9)	(165.7)

Net ending balance	310.6	330.8
Plus ending reinsurance recoverable on unpaid losses	35.6	30.2

Gross ending balance	$346.2	$361.0

     During the six months ended June 30, 2010, OB Personal Lines experienced $3.9 million of favorable loss and LAE reserve development on prior accident year loss reserves. During the six months ended June 30, 2009, OB Personal Lines experienced $9.8 million of unfavorable loss and LAE reserve development on prior accident year loss reserves. The unfavorable loss reserve development was related to losses in both automobile and homeowners lines of business.
NOTE 3. Reinsurance
     In the normal course of its business, OneBeacon purchases reinsurance from high-quality, highly rated third-party reinsurers in order to minimize loss from large risks or catastrophic events. OB Personal Lines participated in certain of these reinsurance contracts and incurred premium charges proportionate to its risk profile for the respective reinsurance purchased by OneBeacon. OB Personal Lines remains liable for risks reinsured even if the reinsurer does not honor its obligations under reinsurance contracts.
     Effective July 1, 2009, management renewed OneBeacon’s property catastrophe reinsurance program. The program provides coverage for OneBeacon’s personal and commercial property business as well as certain acts of terrorism. Under the program, the first $100 million of losses resulting from any single catastrophe are retained and the next $750 million of losses resulting from the catastrophe are reinsured. Any loss above $850 million would be retained. In the event of a catastrophe, this property catastrophe reinsurance program is reinstated for the remainder of the original contract term by paying a reinstatement premium that is based on the percentage of coverage reinstated and the original property catastrophe coverage premium. Effective April 1, 2009, New Jersey Skylands Insurance and AIE combined exposures and purchased coverage under a property catastrophe excess of loss reinsurance program. Under the program, the first $3 million of New Jersey Skylands Insurance losses and the first $10 million of AIE losses, resulting from any single catastrophe, are retained and all other losses up to $300 million resulting from the catastrophe are reinsured. Any loss above $300 million would be retained. This program has been extended to July 1, 2010. As described in Note 10, the PL Transaction closed on July 1, 2010. During the six months ended June 30, 2010 and 2009, OB Personal Lines incurred $13.9 million and $0.1 million, respectively, of catastrophe losses.
     Effective January 1, 2009, OneBeacon entered into a quota share agreement with a group of reinsurers to cede 30% of written premiums from OB Personal Lines’ Northeast homeowners business. The program provides supplemental protection to previously established reinsurance. Effective January 1, 2010, OneBeacon renewed the quota share agreement. During the six months ended June 30, 2010 and 2009, OB Personal Lines ceded $25.6 million and $30.0 million, respectively, of written premiums under this quota share agreement. Effective as of July 1, 2010, the closing date of the PL Transaction, the agreement was amended to remove OneBeacon. AIE and NJSIA remained as parties to the agreement.

NOTE 4. Investments
     These carve-out financial statements include discrete investments directly owned by the entities included in OB Personal Lines and an allocated investment asset. The presentation below is segregated for the directly owned and the allocated investment asset.
Directly Owned Investments
     OB Personal Lines’ net investment income is comprised primarily of interest income associated with fixed maturity investments and interest income from its short-term investments. Net investment income for the six months ended June 30, 2010 and 2009 consisted of the following:

	Six months ended
	June 30,
	2010	2009
	($ in millions)
Investment income:
Fixed maturity investments	$2.4	$5.8
Short-term investments	0.1	0.1

Gross investment income	2.5	5.9
Less investment expenses	(0.2)	(0.2)

Net investment income, pre-tax	$2.3	$5.7

     The composition of net realized investment gains, a component of net realized and unrealized investment gains, consisted of the following:

	Six months ended
	June 30,
	2010	2009
	($ in millions)
Fixed maturity investments	$12.4	$0.4

Net realized investment gains, pre-tax	12.4	0.4
Income taxes	(4.3)	(0.1)

Net realized investment gains, after tax	$8.1	$0.3

     The net changes in fair value of fixed maturity investments for the six months ended June 30, 2010 and 2009 were $(9.9) million and $7.8 million, respectively, which include changes in net deferred gains and losses on sales of investments between the legal entities in OB Personal Lines and entities under White Mountains’ common control of $(0.2) for the six months ended June 30, 2010. Net changes in fair value for the six months ended June 30, 2009 also included $0.2 million related to OB Personal Lines’ securities lending program.
     The cost or amortized cost, gross unrealized investment gains and losses, and carrying values of the OB Personal Lines’ fixed maturity investments as of June 30, 2010 and December 31, 2009 were as follows:

	June 30, 2010
	Cost or	Gross	Gross
	amortized	unrealized	unrealized	Carrying
	cost	gains	losses	value
		($ in millions)
U.S. Government and agency obligations	$4.6	$0.1	$—	$4.7

Total fixed maturity investments	$4.6	$0.1	$—	$4.7

	December 31, 2009
	Cost or	Gross	Gross
	amortized	unrealized	unrealized	Carrying
	cost	gains	losses	value
		($ in millions)
U.S. Government and agency obligations	$60.1	$0.4	$(0.1)	$60.4
Debt securities issued by industrial corporations	113.2	7.0	(0.3)	119.9
Asset-backed securities	116.0	2.3	(0.5)	117.8
Debt securities issued by foreign corporations	13.1	1.0	—	14.1

Total fixed maturity investments	$302.4	$10.7	$(0.9)	$312.2

Fair value measurements
     On January 1, 2008, OB Personal Lines adopted ASC 820 which provides a revised definition of fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value information. Under ASC 820, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (an “exit price”). ASC 820 establishes a fair value hierarchy that distinguishes between inputs based on market data from independent sources (“observable inputs”) and a reporting entity’s internal assumptions based upon the best information available when external market data is limited or unavailable (“unobservable inputs”). The fair value hierarchy in ASC 820 prioritizes fair value measurements into three levels based on the nature of the inputs as follows:
Level 1—Valuations based on quoted prices in active markets for identical assets;
Level 2—Valuations based on observable inputs that do not meet the criteria for Level 1, including quoted prices in inactive markets and quoted prices in active markets for similar, but not identical instruments; and
Level 3—Valuations based on unobservable inputs.
     As of both June 30, 2010 and December 31, 2009, 100% of the investment portfolio recorded at fair value was priced based upon observable inputs.
     Fair values for securities for which quoted prices are unavailable are estimated based upon reference to observable inputs other than quoted prices, such as benchmark interest rates, market comparables, broker quotes and other relevant observable inputs. In circumstances where observable inputs are adjusted to reflect management’s best estimate of fair value, such fair value measurements are considered a lower level measurement in the fair value hierarchy.
     The fair value measurements at June 30, 2010 and December 31, 2009 and their related inputs were as follows:

	Fair value at
	June 30, 2010	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
		($ in millions)
Fixed maturity investments:
U.S. Government and agency obligations	$4.7	$4.7	$—	$—

Fixed maturity investments	4.7	4.7	—	—
Short-term investments	309.6	309.6	—	—

Total	$314.3	$314.3	$—	$—

	Fair value at
	December 31, 2009	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
		($ in millions)
Fixed maturity investments:
U.S. Government and agency obligations	$60.4	$60.4	$—	$—
Debt securities issued by industrial corporations	119.9	—	119.9	—
Asset-backed securities	117.8	—	117.8	—
Debt securities issued by foreign corporations	14.1	—	14.1	—

Fixed maturity investments	312.2	60.4	251.8	—
Short-term investments	32.7	32.7	—	—

Total	$344.9	$93.1	$251.8	$—

     During the six months ended June 30, 2010, with the exception of deposits with certain regulatory agencies required in order to maintain insurance licenses, all of OB Personal Lines’ fixed maturity investments were sold in preparation of the close of the PL Transaction and re-invested in short-term investments.
Allocated Investment Asset
     As described above, these carve-out financial statements include discrete investments directly owned by the entities included in OB Personal Lines. However, not all business included in OB Personal Lines is retained or written by the legal entities included in OB Personal Lines as both York and MHIC are parties to a reinsurance agreement with an affiliate, OBIC pursuant to which they ceded 100% of their respective direct business to OBIC. Further, management does not allocate investments to the underlying insurance operations. Therefore, cash and investments related to OB Personal Lines were generally not segregated but were co-mingled with other insurance company subsidiaries of OneBeacon. For purposes of these carve-out financial statements, OB Personal Lines recorded an allocated investment asset which represents a receivable from OneBeacon based on the capital attributed to support the OB Personal Lines’ business.
     Investment income or loss related to the allocated investment asset, which represent net investment income and net realized and unrealized investment gains and losses, was calculated using rates of return consistent with those realized at OneBeacon for the periods presented. OneBeacon recognized gross returns of 2.2% and 4.9%, respectively, for the six months ended June 30, 2010 and 2009.
     The OneBeacon investment portfolio that generated the gross returns discussed above was comprised of the following types of investments as of June 30, 2010 and 2009:

	Asset Allocation at
	June 30,
	2010	2009
Fixed maturity investments:
U.S. Government and agency obligations	7.2%	12.0%
Debt securities issued by industrial corporations	23.7	35.3
Municipal obligations	0.1	0.1
Asset-backed securities	24.0	23.1
Foreign government obligations	0.5	0.5
Preferred stocks	2.1	1.8

Fixed maturity investments	57.6	72.8
Short-term investments	28.0	14.7
Common equity securities	6.2	1.5
Convertible bonds	3.5	6.0
Other investments	4.7	5.0

Total	100.0%	100.0%

Securities Lending
     York and MHIC had participated in a securities lending program as a mechanism for generating additional investment income on their fixed maturity and common equity portfolios. Under the securities lending arrangements, certain of the fixed maturity were loaned to other institutions for short periods of time through a lending agent. Management maintained control over the securities it loaned, retained the earnings and cash flows associated with the loaned securities and received a fee from the borrower for the temporary use of the asset. Collateral, in the form of cash and United States government securities, was required at a rate of 102% of the fair value of the loaned securities. An indemnification agreement with the lending agent protected York and MHIC in the event a borrower became insolvent or failed to return any of the securities on loan. In the event of a shortfall in the collateral amount required to be returned to the securities lending counterparty (e.g., as a result of investment losses), York and MHIC were obligated to make up any deficiency.
     In February 2009, York and MHIC amended the terms of the securities lending program to give them more control over the investment of borrowers’ collateral and to separate the assets supporting that collateral into a segregated account. Pursuant to the amendment, (i) the guidelines for the investment of any new cash collateral as well as the reinvestment of cash were narrowed to permit investment in only cash equivalent securities, (ii) York and MHIC had the authority to direct the lending agent to both sell specific collateral securities in the segregated account and to not sell certain collateral securities which the lending agent proposes to sell, and (iii) York, MHIC and the lending agent agreed to manage the securities lending program toward an orderly wind-down. In May 2009, York and MHIC instructed the lending agent not to make any additional loans of securities and to recall all of the securities on loan and fund the return of collateral to the borrowers. As of December 31, 2009, all collateral had been returned to the borrowers.
     Prior to February 2009, the collateral was controlled by the lending agent. The lending agent managed the investment of the cash collateral, however, other than in the event of default by the borrower, this collateral was not available to York and MHIC and was remitted to the borrower by the lending agent upon the return of the loaned securities. Because of these restrictions, York and MHIC considered their securities lending activities to be non-cash transactions. The fair value of the securities lending collateral was recorded as both an asset and liability on the balance sheet.
NOTE 5. Income Taxes
     With the exception of the reciprocals, OneBeacon companies file as members of a consolidated income tax return with affiliated companies pursuant to Internal Revenue Code Section 1502. The consolidated parent, which is not included in these carve-out financial statements, is OneBeacon U.S. Financial Services, Inc. (“OBFS”). Federal income tax expense is allocated between members of the consolidated group according to a written tax-sharing agreement. Pursuant to this agreement, each member’s tax is calculated as if it filed a separate tax return with the Internal Revenue Service (“IRS”). Payments and refunds are made to and received from the common parent company as if the parent were the IRS.
     Income tax expense related to pre-tax (loss) income for the six months ended June 30, 2010 and 2009 represented effective tax rates of (53.5)% and 28.7%, respectively. The effective tax rate for the six months ended June 30, 2010 was different than the U.S. statutory rate of 35% due to the pre-tax loss and an increase in the valuation allowance for the insurance reciprocals. The effective tax rate for the six months ended June 30, 2009 was different than the U.S. statutory rate of 35% due to the receipt of nontaxable interest and dividend income and a decrease in the valuation allowance.
     OB Personal Lines classifies all interest and penalties on unrecognized tax benefits as part of income tax expense. During the six months ended June 30, 2010 and 2009, OB Personal Lines did not recognize any interest expense or penalties for uncertain tax positions and has no balance of accrued interest or penalties at June 30, 2010 or December 31, 2009.
     In October 2008, the IRS commenced examination of OneBeacon’s U.S. income tax returns for 2005 and 2006. On July 30, 2010 OBFS received Form 4549-A (Income Tax Discrepancy Adjustments) from the IRS relating to the examination of tax years 2005 and 2006. The estimated total assessment, including interest is $24.6 million. OBFS disagrees with the adjustments proposed by the IRS and intends to vigorously defend its position. The timing of the resolution of these issues is uncertain, however, it is reasonably possible that the resolution could occur within the next 12 months. An estimate of the range of potential outcomes cannot be made at this time. When ultimately settled, OneBeacon does not expect the resolution of this examination to result in a material change to the financial position of OneBeacon or OB Personal Lines.
NOTE 6. Retirement Plans
     OB Personal Lines participates in OneBeacon-sponsored qualified and non-qualified, non-contributory, defined benefit pension plans (collectively the “Plans”). The Plans cover substantially all employees who were employed as of December 31, 2001 and remain actively employed with OneBeacon. OneBeacon’s Plans were frozen and curtailed in the fourth quarter of 2002. OB Personal Lines recorded pension expense (income) of $0.4 million and $(0.2) million, respectively, for the six months ended June 30, 2010 and 2009.
NOTE 7. Employee Share-Based Incentive Compensation Plans
     OB Personal Lines participates in OneBeacon’s share-based incentive compensation plans. OneBeacon’s share-based compensation plans consist of performance shares, stock options granted in connection with OB Ltd.’s initial public offering and restricted stock units. OneBeacon’s share-based compensation plans are designed to maximize shareholder value over long periods of time by aligning the financial interests of its management with those of its owners. Performance shares are payable only upon achievement of pre-defined business goals and are valued based on the market value of OB Ltd.’s common shares at the time awards are earned. See “Performance Shares” below. Performance shares are typically paid in cash, though, in some instances, they may be paid in common shares or may be deferred in accordance with the terms of one of the deferred compensation plans of OB Ltd.’s subsidiaries.
     OB Personal Lines records its share-based compensation in accordance with SFAS No. 123(R), “Share-Based Payment”, subsequently codified within ASC 718. ASC 718 applies to new grants of share-based awards, award modifications and the remaining portion of the fair value of the unvested awards. The unvested portion of OB Personal Lines’ performance share awards, as well as the stock options granted in connection with OB Ltd.’s initial public offering, are subject to the fair value measurement and recognition requirements of ASC 718. OB Personal Lines expenses the full cost of all share-based compensation for its direct management personnel that participate in the respective plans and also its share of compensation expense for management personnel within centralized and corporate services that support the personal lines business. Compensation costs for centralized and corporate services are allocated to OB Personal Lines based on earned premiums.
Performance Shares
     The following summarizes performance share activity for direct OB Personal Lines management personnel for OB Performance Shares for the six months ended June 30, 2010 and 2009:

	Six months ended June 30,
	2010		2009
	Target OB		Target OB
	Performance		Performance
	Shares	Accrued	Shares	Accrued
	outstanding	expense	outstanding	expense
		($ in millions)
Beginning of period	214,453	$1.5	195,577	$0.3
Payments and deferrals(1)(2)	(89,382)	(0.3)	(8,244)	—
New awards	1,118	—	26,376	—
Forfeitures and net change in assumed forfeitures	(17,850)	(0.2)	(1,490)	—
Expense recognized	—	0.1	—	0.3

End of period	108,339	$1.1	212,219	$0.6

(1)	Performance shares earned for the 2007-2009 performance cycle were based upon a performance factor of 14.2%.

(2)	Performance shares earned for the 2007-2008 performance cycle were based upon a performance factor of 1.4%.
     For the six months ended June 30, 2010 and 2009, OB Personal Lines also recognized $0.3 million and $0.4 million, respectively, of performance unit expense related to direct OB Personal Lines management personnel. For the six months ended June 30, 2010 and 2009, OB Personal Lines also recognized $0.6 million and $0.2 million, respectively, of allocated performance share and performance unit expense.
     The following summarizes performance shares outstanding and accrued performance share expense for direct OB Personal Lines management personnel at June 30, 2010 for each performance cycle:

	Target OB
	Performance
	Shares	Accrued
	outstanding	expense
	($ in millions)
Performance cycle:
2008 - 2010	83,704	$0.9
2009 - 2011	24,025	0.2
2010 - 2012	1,118	—

Sub-total	108,847	1.1
Assumed forfeitures	(508)	—

Total at June 30, 2010	108,339	$1.1

     If 100% of the outstanding performance shares had been vested on June 30, 2010, the total additional compensation cost to be recognized for direct OB Personal Lines management personnel would have been $0.1 million, based on current accrual factors (common share price and payout assumptions).
     All performance shares earned for the 2007-2009 and 2007-2008 performance cycles were settled in cash or by deferral into certain non-qualified deferred compensation plans of OB Ltd.’s subsidiaries.
Stock Options
     As described in the 2009 annual audited financial statements, in November 2006, in connection with OB Ltd.’s initial public offering, options to acquire OB Ltd.’s common shares at an above-market fixed price were issued to certain key employees as a one-time incentive. The options vest in equal installments on each of the third, fourth and fifth anniversaries of their issuance. These options expire five and a half years from the anniversary of issuance. The fair value of each option award at grant date was estimated using a Black-Scholes option pricing model using an expected volatility assumption of 30.0%, a risk-free interest rate assumption of 4.6%, a forfeiture assumption of 5.0%, an expected dividend rate assumption of 3.4% and an expected term assumption of 5.5 years. The options originally had a per share exercise price of $30.00. On May 27, 2008, the Compensation Committee adjusted the exercise price to $27.97 as a result of OB Ltd.’s $2.03 per share special dividend paid in the first quarter of 2008. The compensation expense associated with the options and the incremental fair value of the award modification is being recognized ratably over the remaining period.
     As of June 30, 2010 and 2009, OB Personal Lines had 129,653 options and 142,001 options, respectively, outstanding for direct OB Personal Lines management personnel. During the six months ended June 30, 2010 and 2009, 12,348 options and 0 options, respectively, were forfeited. OB Personal Lines recognized compensation (income) expense of approximately $(0.1) million and $0.1 million, respectively, in connection with these options for direct OB Personal Lines management personnel in each of the six months ended June 30, 2010 and 2009. OB Personal Lines also recognized allocated compensation expense of $0.1 million and $0.2 million, respectively, in connection with options issued to personnel in centralized and corporate service areas in each of the six months ended June 30, 2010 and 2009.
Restricted Stock Units
     The options granted in connection with OB Ltd.’s initial public offering did not include a mechanism in the options to reflect the contribution to total return from the regular quarterly dividend. As a result, on February 26, 2008, OB Ltd. granted 13,090 Restricted Stock Units (“RSUs”) to actively employed OB Personal Lines’ option holders. The RSUs vest one-third on each of November 9, 2009, 2010 and 2011 subject to, for each vesting tranche of units, various factors including but not limited to the attainment of growth of 4% per cycle in OneBeacon’s adjusted book value per share. The performance goal for the first tranche of units was not attained by the 2009 vesting date and will be reassessed at the 2010 and 2011 vesting dates, consistent with the terms of the RSU plan. Upon vesting, the RSUs will be mandatorily deferred into one of the non-qualified deferred compensation plans of OB Ltd.’s subsidiaries and will be paid out in 2012 in cash or shares at the discretion of the Compensation Committee. The expense associated with the RSUs is being recognized over the vesting period. As of June 30, 2010, there were 5,700 RSUs outstanding for direct OB Personal Lines management personnel. For the six months ended June 30, 2010 and 2009, OB Personal Lines recognized approximately $14,000 and approximately $55,000, respectively, in expense. OB Personal Lines recognized $0.1 million and $0.1 million, respectively, of allocated expenses related to the RSUs for the six months ended June 30, 2010 and 2009.
NOTE 8. Variable Interest Entities
     As described in Note 1, OneBeacon has capitalized two reciprocals, NJSIA and AIE, by loaning funds to them in exchange for surplus notes. Management has determined that these reciprocals are VIEs and that OB Personal Lines is the primary beneficiary. Accordingly, OB Personal Lines has included the reciprocals in the carve-out financial statements. As described in Note 1, the PL Transaction, which was completed on July 1, 2010, includes the sale of NJSM and AAIF and the transfer of the surplus notes issued by NJSIA and AIE.
     At June 30, 2010 and December 31, 2009, consolidated amounts related to New Jersey Skylands Insurance included total assets of $124.9 million and $134.3 million, respectively, and total liabilities of $153.2 million and $153.8 million, respectively. At June 30, 2010, the net amount of capital at risk is equal to the surplus note of $31.3 million less the accumulated losses as of June 30, 2010 of $28.3 million which includes accrued interest on the surplus note of $23.9 million which has been eliminated in the carve-out financial statements.
     At June 30, 2010 and December 31, 2009, amounts related to AIE included total assets of $270.7 million and $280.9 million, respectively, and total liabilities of $280.9 million and $281.7 million, respectively. At June 30, 2010, the net amount of capital at risk is equal to the surplus note of $70.7 million less the accumulated losses as of June 30, 2010 of $10.2 million which includes accrued interest on the surplus note of $30.3 million which has been eliminated in the carve-out financial statements.
NOTE 9. Fair Value of Financial Instruments
     SFAS No. 107, “Disclosure about Fair Value of Financial Instruments”, subsequently codified within ASC 825, requires disclosure of fair value information of financial instruments. For certain financial instruments where quoted market prices are not available, other independent valuation techniques and assumptions are used. Because considerable judgment is used, these estimates are not necessarily indicative of amounts that could be realized in a current market exchange. Certain financial instruments are excluded from disclosure, including insurance contracts, other than financial guarantees and investment contracts. OB Personal Lines carries all of its financial instruments on its balance sheet at fair value.

NOTE 10. Subsequent Events
     As described in Note 1, the PL Transaction closed on July 1, 2010.
     Management has evaluated events subsequent to the balance sheet date through August 16, 2010, which is the date these carve-out financial statements were issued, and has determined that, except as described above, there are no subsequent events requiring disclosure.